UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200,
Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 17, 2011, TechniScan, Inc., a Delaware corporation (the “Company,” “our” “we” “us”) and Womens3D, Inc., a Delaware corporation, (“Womens3D”) entered into (1) a Manufacturing Agreement governing manufacturing of the products developed pursuant to that certain Product Development Agreement (the “PDA”) the parties entered into on January 11, 2011; (2) a Trademark and Copyright License Agreement (the “Trademark Agreement”) governing each party’s respective use of the other party’s marks and copyrights; and (3) a Subscription Agreement pursuant to which Womens3D will issue shares of its common stock to us in an amount equal to 20% of the fully diluted equity of Womens3D.  These three agreements relate to the PDA and either party could have terminated the PDA if the Manufacturing Agreement and Trademark Agreement were not executed before March 12, 2011.  Pursuant to the PDA, we agreed to design, jointly with Womens3D, and develop ultrasound products (the “Product(s)”) for sale by Womens3D to providers of women’s healthcare services and products in the United States and certain countries within the Middle East (collectively, the “Territory”) who perform breast imaging, other than providers (1) registered with and/or licensed by the U.S. Food and Drug Administration that derive at least fifty-one percent (51%) of their annual revenue from breast cancer screening and diagnostic imaging under the Mammography Quality Standards Act; and (2) that derive a material portion of their annual revenue from cosmetic surgery involving breast implants (“Field of Use”).  For a complete description of the terms of the PDA, we refer you to the full text of the PDA, a copy of which is filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 18, 2011.

Subject to the terms and conditions of the Manufacturing Agreement, we will be the exclusive manufacturer and supplier of the Product to Womens3D and Womens3D cannot promote, market, distribute, offer to sell or sell in or outside the Territory any products of any party other than those provided by us that enable a person to compete with the Product(s) or the other technology to be developed by us and incorporated into the Product (the “Product Technology”) within the Field of Use; provided, however, after termination of the Manufacturing Agreement, Womens3D is entitled to manufacture the Products itself or have the Products manufactured for Womens3D by a third party.  The Manufacturing Agreement has an initial term of five years with automatic successive one year renewals, unless either party provides notice of its intent to cancel 90 days prior to the end of the applicable term (“Term”).

In connection with the Manufacturing Agreement, and based on Womens3D’s commitment to purchase not less than ten million dollars ($10,000,000.00) of Products during the 36 month period commencing upon FDA approval of the Product (the “Sales Commitment”), we granted Womens3D the non-exclusive right and license to promote, market, distribute, offer to sell, sell and support the Products in the Territory in the Field of Use during the Term (the “License”).  Upon payment of a minimum of $1,500,000 in connection with our initial design and development of the Product (the “Initial Development Fee”), and so long as Womens3D has satisfied its Sales Commitment for the applicable calendar year and is not in breach of the Manufacturing Agreement, the License will be royalty-free and exclusive during the Term.  If the Manufacturing Agreement is terminated by Womens3D due to a breach by us, and Womens3D has paid the Initial Development Fee, the License shall continue following the end of the Term and shall be exclusive for a period of seven years from the date of such termination.  Furthermore, if the PDA is terminated because a competitor of Womens3D acquires us, then the License shall continue following the end of the Term; provided, however, the License shall become exclusive if Womens3D pays the Initial Development Fee within 12 months from the date of such termination.

Womens3D may terminate the Manufacturing Agreement with 90 days prior written notice if Womens3D reasonably determines that it can manufacture the Product or have the Product manufactured and delivered to Womens3D in substantially the same quality for a price that is at least 20% below the as-delivered price Womens3D is then paying us for the Product so long as Womens3D takes delivery of any binding purchase orders issued in accordance with the terms of the Manufacturing Agreement.  Womens3D may also terminate the Manufacturing Agreement for any reason with 90 days prior written notice once it has paid the Initial Development Fee.  If Womens3D terminates the Manufacturing Agreement for any reason, and (1) it is not in breach thereof, (2) it has paid the Initial Development Fee, and (3) we have been offered a reasonable opportunity to match the pricing (and any revised pricing on terms materially more favorable to the manufacturer) of any replacement manufacturer of the Products, the License shall continue following the end of the Term.

Subject to the issuance of a binding purchase order and forecasts in accordance with the terms of the Manufacturing Agreement, Womens3D also has the right to purchase up to 30 units of our existing automated ultrasound imaging equipment including the accompanying object code version of software (the “Pre-Existing Equipment”) at our then current list price, which units shall count towards the $10,000,000.00 of Products to be purchased under the Sales Commitment.  The Pre-Existing Equipment is non-commercial equipment and Womens3D is restricted to using such Pre-Existing Equipment only for lab, experimental and clinical trials testing solely in the United States and solely within the Field of Use.

If we terminate the Manufacturing Agreement due to a breach by Womens3D, Womens3D owes us the lesser of the amount of:  (1) the Tooling and Set-Up Costs which Womens3D has not reimbursed or paid to us or a third party, or (2) the amount not yet paid to date to satisfy the Initial Development Fee.  As used herein, “Tooling and Set-Up Costs” means the following costs and expenses incurred by us in connection with the development, testing or manufacture of the Products to the extent not included in the Initial Development Fee: (i) the actual out-of-pocket cost of all tools, fixtures, moulds, materials, cases and other tooling items acquired by us not otherwise paid for or reimbursed by Womens3D, (ii) all direct labor and overhead costs for such direct labor at the Defense Contract Audit Agency rates, and (iii) all other out-of-pocket costs and expenses incurred by us in connection with the development, testing or manufacture of the Products not otherwise paid for or reimbursed by Womens3D.  Any disputes related to the Manufacturing Agreement are to be settled by arbitration.  The foregoing description of the Manufacturing Agreement is not a complete description of all the terms of the agreement.  For a complete description of all the terms, we refer you to the full text of the Manufacturing Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with execution of the Manufacturing Agreement, we entered into the Trademark Agreement pursuant to which Womens3D granted us a limited, irrevocable (subject to the termination provisions of the Trademark Agreement), non-exclusive, non-transferrable, non-sublicensable (except to subcontractors and sub-manufacturers permitted by the PDA or the Manufacturing Agreement), royalty-free license to use the Womens3D trademarks set forth in the agreement on and in connection with the design, development, manufacture and/or distribution of the Products.  The license granted to us continues for so long as (1) we are Womens3D’s sole manufacturer and supplier in accordance with the Manufacturing Agreement, (2) we are manufacturing and supplying Womens3D with Products, or (3) we have a license to certain pre-existing Womens3D technology under the PDA.  Under the terms of the Trademark Agreement, we also granted Womens3D a limited, irrevocable (subject to the termination provisions of the Trademark Agreement), non-exclusive, non-transferrable, non-sublicensable (except to subcontractors and sub-manufacturers permitted by the PDA or the Manufacturing Agreement), royalty-free license to use our trademarks and certain collateral materials set forth in the agreement on and in connection with the promotion, marketing, distribution and/or sale of Products ordered by Womens3D, subject to (1) the Specifications (as defined in the PDA) or our prior written approval, and (2) our marketing and trademark guidelines and in accordance with applicable trademark law.  The term of the licenses granted under the Trademark Agreement continue until expiration or termination of the last to expire or terminate of the PDA and the Manufacturing Agreement, unless terminated earlier in accordance with the terms set forth in the Trademark Agreement.  The foregoing description of the Trademark Agreement is not a complete description of all the terms of the agreement.  For a complete description of all the terms, we refer you to the full text of the Trademark Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

In connection with execution of the PDA, the Manufacturing Agreement and the Trademark Agreement, we entered into a Subscription Agreement pursuant to which Womens3D issued us 200,000 shares of its common stock (the “Shares”), equal to 20% of its fully diluted equity.  We cannot transfer the Shares without Womens3D written approval, unless six months have elapsed since we incurred a change in control and Womens3D did not repurchase the Shares.  The transfer restrictions terminate if Womens3D consummates an underwritten initial public offering of its common stock with gross proceeds of at least $35,000,000.  Furthermore, at any time after payment in full of the Initial Development Fee, or a change in control of us or a termination of the PDA for any reason other than for material breach of the PDA by Womens3D, Womens3D shall have the right to repurchase the Shares for “fair value” (based on the methodology for determining “fair value” set forth in the PDA).  The foregoing description of the Subscription Agreement is not a complete description of all the terms of the agreement.  For a complete description of all the terms, we refer you to the full text of the Subscription Agreement, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K.

Item 8.01  Other Events.

On February 24, 2011, we issued a press release announcing that we have entered into the Manufacturing Agreement, the Trademark Agreement and the Subscription Agreement with Womens3D.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Manufacturing Agreement by and between TechniScan, Inc. and Womens3D, Inc. entered into on February 17, 2011 and dated February 16, 2011.

10.2	Trademark and Copyright License Agreement by and between TechniScan, Inc. and Womens3D, Inc. entered into on February 17, 2011 and effective as of January 11, 2011.

10.3	Subscription Agreement by and between TechniScan, Inc. and Womens3D, Inc. entered into on February 17, 2011 and dated February 16, 2011.

99.1	Press Release dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

February 24 , 2011	By:	/s/ Steven K. Passey
Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Manufacturing Agreement by and between TechniScan, Inc. and Womens3D, Inc. entered into on February 17, 2011 and dated February 16, 2011.

10.2	Trademark and Copyright License Agreement by and between TechniScan, Inc. and Womens3D, Inc. entered into on February 17, 2011 and effective as of January 11, 2011.

10.3	Subscription Agreement by and between TechniScan, Inc. and Womens3D, Inc. entered into on February 17, 2011 and dated February 16, 2011.

99.1	Press Release dated February 24, 2011.